UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition.

On July 29, 2020, DIRTT Environmental Solutions Ltd. (“the Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 29, 2020, Ms. Christine McGinley submitted her resignation as a director of the Company, effective August 31, 2020.

(d) On July 29, 2020, the board of directors of the Company (the “Board”) resolved to appoint Michael T. Ford and Shauna R. King to the Board as directors, effective August 1, 2020, each with a term expiring upon the earliest to occur of (i) the 2021 annual and special meeting of shareholders, (ii) the date their successor is elected and qualified, and (iii) their death, disability, resignation, disqualification, or removal from the Board. Upon the effectiveness of their appointment, Mr. Ford and Ms. King will both join the Audit Committee, and Ms. King will assume the role of Audit Committee Chair.

Based on information provided by Mr. Ford and Ms. King concerning their respective backgrounds, employment, and affiliations, the Board determined that each of them meets the independence requirements under the rules of the Nasdaq Stock Market (the “Nasdaq”), including the additional independence requirements of the Nasdaq and U.S. Securities and Exchange Commission (the “SEC”) applicable to members of the Audit Committee. The Board has also determined that Ms. King qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. There are no transactions between the Company and Mr. Ford or Ms. King that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Ford or Ms. King with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Ford or Ms. King with any other persons pursuant to which either of them was appointed as a director of the Company.

Mr. Ford and Ms. King will each receive the standard non-employee director compensation for their service as directors, which compensation currently consists of an annual base retainer of $100,000. Mr. Ford will be eligible to receive an additional annual retainer of $7,500 for his service on the Audit Committee and Ms. King will be eligible to receive an additional annual retainer of $15,000 for her service as Chair of the Audit Committee. At least 50% of Mr. Ford’s and Ms. King’s annual retainers will be paid in deferred share units (“DSUs”) under the Company’s Deferred Share Unit Plan for Non-Employee Directors, payable on a quarterly basis. Non-employee directors may elect to receive up to 100% of their annual retainers in DSUs in lieu of cash. In addition, pursuant to the Company’s Director Share Ownership Guidelines, Mr. Ford and Ms. King will each be required, within five years of joining the Board, to hold shares of the Company’s common stock equal to three times the value of the annual base retainer.

In connection with their appointment, the Company and Mr. Ford and Ms. King will enter into the Company’s standard form of indemnification agreement, which requires the Company, among other things, to indemnify each of them against liabilities that may arise by reason of their status or service, and to advance expenses incurred as a result of any proceeding against each of them as to which they could be indemnified.

For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2020 annual and special meeting of shareholders, filed with the SEC on April 27, 2020.

Mr. Ford is currently the Head of Global Real Estate and Security for Microsoft Corporation, with responsibility for a multi-billion-dollar real estate portfolio including more than 38 million square feet across 113 countries. Mr. Ford was previously Senior Controller for Microsoft’s Cloud & Enterprise business, overseeing financial processes which included long-range strategic planning, budgeting, forecasting, accounting and earnings activities. Mr. Ford was also previously a Senior Director in Microsoft’s Internal Audit and Risk Management Group. The Board believes that Mr. Ford’s extensive real estate, technology, financial, audit and risk management experience qualify him to serve as a director.

Ms. King is an independent businessperson. From 2006 to 2015, Ms. King was Vice President, Finance and Business Operations for Yale University and, prior to that, held various leadership positions with PepsiCo, Inc., including Global Chief Information Officer and Chief Transformation Officer from 2000 to 2003. Ms. King served as a member of the board of directors of Ignite Restaurant Group, Inc. from 2014 to 2018, including as a member of its Nominating & Governance Committee, the Chair of the Audit Committee, and Co-Chair of a Transaction Special Committee. She also serves, and has served, on a variety of charitable and non-profit boards. The Board believes that Ms. King’s extensive financial and information technology experience, as well as her prior board experience, qualify her to serve as a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press release dated July 29, 2020.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: July 29, 2020	By:	/s/ Geoffrey D. Krause
Geoffrey D. Krause
Chief Financial Officer
(Principal Financial Officer)

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